SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
                 Filed by the Registrant                      [X]

                 Filed by a Party other than the Registrant   [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement



[  ]   Preliminary Additional Materials



[X]    Definitive Proxy Statement



[  ]   Definitive Additional Materials



[  ]   Soliciting Material Pursuant to Sec. 240.14a-11(e) or Sec. 240.14a-12

      (Name of Registrant as Specified In Its Charter) Fidelity Select
      Portfolios


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
            (Name of Person(s) Filing Proxy Statement) Arthur S. Loring, Secretary


Payment of Filing Fee (Check the appropriate box):

[  ]   $125 per Exchange Act Rules 0-11(c)(ii), 14a-6(j) (1), or 14a-6(j) (2).



[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(j) (3).



[  ]   Fee computed on table below per Exchange Act Rules 14a-6(j) (4) and 0-11.


            (1)   Title of each class of securities to which

                  transaction applies:



            (2)   Aggregate number of securities to which

                  transaction applies:



            (3)   Per unit price or other underlying value of transaction

                  computed pursuant to Exchange Act Rule 0-11:



            (4)   Proposed maximum aggregate value of transaction:


[X]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2)

      and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1)   Amount Previously Paid: $125



      (2)   Form, Schedule or Registration Statement No.: 811-3114



      (3)   Filing Party: Registrant



      (4)   Date Filed: January 9, 1996


FIDELITY SELECT AMERICAN GOLD PORTFOLIO
FIDELITY SELECT PRECIOUS METALS AND MINERALS PORTFOLIO
FUNDS OF
FIDELITY SELECT PORTFOLIOS(registered trademark)
82 DEVONSHIRE STREET, BOSTON, MASSACHUSETTS 02109
1-800-544-8888
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the Shareholders of the above funds:
 NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the Meeting) of Fidelity Select American Gold Portfolio and Fidelity Select Precious Metals and Minerals Portfolio (the funds), will be held at the office of Fidelity Select Portfolios (the trust), 82 Devonshire Street, Boston, Massachusetts 02109 on April 17, 1996, at 10:00 a.m. The purpose of the Meeting is to consider and act upon the following proposals, and to transact such other business as may properly come before the Meeting or any adjournments thereof.
 1.    To modify certain fundamental investment policies t    o permit
American Gold Portfolio to invest up to 20% of its assets in precious metals other than gold.
 2. To modify a certain fundamental    investment     policy for Precious
Metals and Minerals Portfolio.
 The Board of Trustees has fixed the close of business on February 20, 1996 as the record date for the determination of the shareholders of each of the funds entitled to notice of, and to vote at, such Meeting and any adjournments thereof.
By order of the Board of Trustees,
ARTHUR S. LORING, Secretary
February 20, 1996
YOUR VOTE IS IMPORTANT -
PLEASE RETURN YOUR PROXY CARD PROMPTLY.

SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID UNNECESSARY EXPENSE TO THE FUNDS, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.
INSTRUCTIONS FOR EXECUTING PROXY CARD
 The following general rules for executing proxy cards may be of assistance to you and help you avoid the time and expense to the funds involved in validating your vote if you fail to execute your proxy card properly.
1. INDIVIDUAL ACCOUNTS: Your name should be signed exactly as it appears in the registration on the proxy card.
2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.
3. ALL OTHER ACCOUNTS should show the capacity of the individual signing. This can be shown either in the form of the account registration itself or by the individual executing the proxy card. For example:
 REGISTRATION   VALID
                SIGNATURE

A. 1)   ABC Corp.                       John Smith,
                                        Treasurer

 2)     ABC Corp.                       John Smith,
                                        Treasurer

        c/o John Smith, Treasurer

B. 1)   ABC Corp. Profit Sharing Plan   Ann B. Collins,
                                        Trustee

 2)     ABC Trust                       Ann B. Collins,
                                        Trustee

 3)     Ann B. Collins, Trustee         Ann B. Collins,
                                        Trustee

        u/t/d 12/28/78

C. 1)   Anthony B. Craft, Cust.         Anthony B. Craft

        f/b/o Anthony B. Craft, Jr.

        UGMA


PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS OF
FIDELITY SELECT AMERICAN GOLD PORTFOLIO AND
FIDELITY SELECT PRECIOUS METALS AND MINERALS PORTFOLIO
TO BE HELD APRIL 17, 1996
 This Proxy Statement is furnished in connection with a solicitation of proxies made by, and on behalf of, the Board of Trustees of Fidelity Select Portfolios (the trust) to be used at the Special Meeting of Shareholders of American Gold Portfolio and Precious Metals and Minerals Portfolio (the funds) and at any adjournments thereof (the Meeting), to be held April 17, 1996 at 10:00 a.m. at 82 Devonshire Street, Boston, Massachusetts 02109, the principal executive office of the trust and Fidelity Management & Research Company (FMR), the funds' investment adviser. The purpose of the Meeting is set forth in the accompanying Notice. The solicitation is made primarily by the mailing of this Proxy Statement and the accompanying proxy card on or about February 20, 1996. Supplementary solicitations may be made by mail, telephone, telegraph, facsimile, or by personal interview by representatives of the trust. In addition, First Data Investor Services Group, Inc. may be paid hourly rates to solicit shareholders on behalf of the funds at an anticipated cost of approximately $2,500 (American Gold Portfolio) and $3,000 (Precious Metals and Minerals Portfolio). The expenses in connection with preparing this Proxy Statement and its enclosures and of all solicitations will be paid by the funds. The funds will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares. The principal business address of Fidelity Distributors Corporation (FDC), the funds' principal underwriter and distribution agent, and Fidelity Management & Research (U.K.) Inc. (FMR U.K.) and Fidelity Management & Research (Far East) Inc. (FMR Far East), subadvisers to the Precious Metals and Minerals Portfolio, is 82 Devonshire Street, Boston, Massachusetts.
 If the enclosed proxy card is executed and returned, it may nevertheless be revoked at any time prior to its use by written notification received by the trust, by the execution of a later-dated proxy card, or by attending the Meeting and voting in person. All proxy cards solicited by the Board of Trustees that are properly executed and received by the Secretary prior to the Meeting, and which are not revoked, will be voted at the Meeting. Shares represented by such proxies will be voted in accordance with the instructions thereon. If no specification is made on a proxy card, it will be voted FOR the matters specified on the proxy card. Only proxies voted will be counted towards establishing a quorum. Broker non-votes are not considered voted for this purpose. Shareholders should note that while votes to ABSTAIN will count toward establishing a quorum, passage of any proposal being considered at the Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.
 The funds may also arrange to have votes recorded by telephone. D.F. King & Co. may be paid on a per call basis for vote-by-phone solicitations on behalf of the funds at an anticipated cost of approximately $1,400 (American Gold Portfolio) and $1,600 (Precious Metals and Minerals Portfolio). If the funds record votes by telephone, they will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies given by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.
 If a quorum is present at the Meeting, but sufficient votes to approve one or more of the proposed items are not received, or if other matters arise requiring shareholder attention, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST the item, in which case such shares will be voted against the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more of the items in this Proxy Statement prior to such adjournment if sufficient votes have been received and it is otherwise appropriate.
 Shares of each fund issued and outstanding as of December 31, 1995 are indicated in the following table:
 American Gold    14,042,899
 Precious Metals and Minerals    18,024,449
 As of December 31, 1995, the Trustees and officers of the funds owned, in the aggregate, less than 1% of each fund's total outstanding shares.
    Shareholders of record at the close of business on February 20, 1996 will be entitled to vote at the Meeting. Each such shareholder will be entitled to one vote for each dollar of net asset value held on that date.
 FOR A FREE COPY OF THE FUNDS' ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995 AND THE SEMIANNUAL REPORT FOR THE FISCAL PERIOD ENDED AUGUST 31, 1995 CALL 1-800-544-8888 OR WRITE TO FIDELITY DISTRIBUTORS CORPORATION AT 82 DEVONSHIRE STREET, BOSTON, MASSACHUSETTS 02109.
VOTE REQUIRED: APPROVAL OF PROPOSALS 1 AND 2 REQUIRES THE AFFIRMATIVE VOTE OF A "MAJORITY OF THE OUTSTANDING VOTING SECURITIES" OF THE APPROPRIATE FUNDS. UNDER THE INVESTMENT COMPANY ACT OF 1940 (THE 1940 ACT), A "MAJORITY VOTE OF THE OUTSTANDING VOTING SECURITIES" MEANS THE AFFIRMATIVE VOTE OF THE LESSER OF (A) 67% OR MORE OF THE VOTING SECURITIES PRESENT AT THE MEETING OR REPRESENTED BY PROXY IF THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING VOTING SECURITIES ARE PRESENT OR REPRESENTED BY PROXY OR (B) MORE THAN 50% OF THE OUTSTANDING VOTING SECURITIES. BROKER NON-VOTES ARE NOT CONSIDERED "PRESENT" FOR THIS PURPOSE.
 The following tables summarize the proposals applicable to each fund.

PROPOSAL    PROPOSAL DESCRIPTION                  APPLICABLE FUND(S)
#

 1.            To modify certain                  American Gold Portfolio
               fundamental investment
               policies     to permit the fund
            to invest up to 20% of its
            assets in precious metals
            other than gold.

 2.         To modify a certain                   Precious Metals and Minerals
            fundamental investment                Portfolio
            policy for the fund.

1.    TO MODIFY CERTAIN FUNDAMENTAL INVESTMENT POLICIES     TO PERMIT
AMERICAN GOLD PORTFOLIO TO INVEST UP TO 20% OF ITS ASSETS IN PRECIOUS METALS OTHER THAN GOLD.
 The American Gold Portfolio's fundamental investment policies currently permit the fund to invest up to 50% of its total assets in gold bullion and coins. The Trustees propose that certain fundamental policies be modified to permit the fund to invest in precious metals other than gold. This proposal, if approved, would allow the fund to invest in other types of precious metals, such as platinum or silver, in addition to gold bullion and coins. The objective of the fund and its focus on American companies engaged in gold-related activities would not change. The effects of the proposal and the specific policy changes proposed are discussed in more detail below.
 CURRENT POLICIES OF THE FUND. The investment objective of the American Gold Portfolio is capital appreciation. In seeking this objective, under normal conditions, the fund will invest at least 80% of its assets in securities of North, Central and South American companies engaged in gold-related activities and in gold bullion or gold coins. (Gold-indexed securities, whose redemption price is linked to the price of gold, are also
considered to fall within this 80% policy.)    The fund may also invest, to
a lesser degree, in securities of companies related to other precious
metals.     The fund's investments in gold bullion and gold coins are
currently subject to a limit of 50% of total assets.
 PROPOSED FUNDAMENTAL POLICIES. In order to permit the fund to invest in additional types of precious metals, the Trustees propose that its fundamental policies be changed (1) to allow for investments in precious metals other than gold, limiting them to 20% of assets, and (2) to adopt a fundamental policy clarifying that the fund may invest in all types of precious metals, but may not invest in other types of physical commodities. If this proposal is approved, the fund will adopt the following fundamental policies, which could only be changed by vote of the fund's shareholders:
 1. The fund will not purchase precious metals if, as a result, more than 50% of its total assets would be invested in precious metals.
 2. The fund will not purchase or sell physical commodities, provided that the fund may purchase and sell precious metals, and further provided that the fund may sell physical commodities acquired as a result of ownership of securities. The fund may not purchase or sell options, options on futures contracts, or futures contracts on physical commodities other than precious metals.
 EXPLANATION OF PROPOSED POLICIES. Policy (1) above would maintain the fund's ability to invest in gold bullion and coins as part of the fund's primary focus, but it would also expand the fund's ability to invest in non-gold precious metals. It would permit the fund to purchase precious metals in the form of bullion, coins, or any other form; however, FMR currently anticipates that the fund's investments in physical precious metals will continue to be limited to bullion, since transaction costs for other forms of precious metals tend to be higher. FMR intends that securities indexed to the price of precious metals would continue to be treated as investments in the underlying precious metal for the purposes of the 50% limitation.
 Policy (2) would establish a fundamental physical commodities policy for the fund. If the proposal is approved, the policy would specify that the fund may not purchase or sell physical commodities other than precious metals, except that the fund, if it should acquire physical commodities as a result of ownership of securities, would be permitted to sell such physical commodities to liquidate its position. In addition, policy (2) establishes a policy for the fund with respect to futures contracts, options, options on futures contracts and futures contracts relating to precious metals and other physical commodities. As a matter of non-fundamental policy, FMR has not invested in such futures or options to date, and does not currently anticipate doing so.
 Since the fund must invest at least 80% of its assets in gold and gold-related securities, investments in precious metals other than gold in combination with investments in other non-gold-related securities would be limited to 20% of the fund's assets.
 If the proposal is approved, FMR anticipates that the fund will limit its precious metals investments to metals that are actively traded. At present, highly liquid international markets exist for gold, platinum, palladium and silver. There is currently no substantial market for securities indexed to the price of platinum, silver, or other precious metals (excluding gold); however, if a market for such securities should develop in the future, FMR intends that they would be treated as investments in the underlying precious metal, and therefore, would be subject to the 50% policy mentioned above.
 DISCUSSION. The Trustees propose the above policies in order to provide the fund with a broader range of potential investments while still maintaining the fund's principal investment focus on gold-related securities and gold bullion and coins. The ability to invest in precious metals other than gold will not change the fund's primary focus of investing in American gold and gold-related companies, and is consistent with the fund's current ability to invest to a lesser extent in securities of companies principally engaged in activities involving precious metals other than gold.
 As internationally traded commodities, the prices of precious metals are affected by broad economic and political conditions, but are less subject to local and company-specific factors than securities of individual companies. Therefore, precious metals, as compared to securities of companies involved with precious metals, can offer distinct investment opportunities to the fund.
 Since securities of    precious     metals-related companies respond to
factors other than the price of precious metals, the ability to invest directly in all precious metals may enable the fund to direct a portion of its investments more effectively. For example, if FMR believed that securities of silver-related companies appeared overvalued compared to the current price of silver, the fund might invest in silver bullion instead of (or in addition to) securities of silver mining companies. Similarly, if FMR anticipated an increase in the price of a particular precious metal, a direct investment in that metal might position the fund more effectively than an investment in a diversified mining or processing company.
 In FMR's opinion, the types of investments permitted by the proposal do not present materially greater risks than the fund's currently permitted investments. However, in recent years, the prices of platinum and palladium have tended to be more volatile than gold, while the price of silver has been less volatile. Most precious metals have a greater industrial demand than gold, and this may make their prices more dependent on industrial demand than consumer demand.
 The prices of precious metals may be more or less volatile than securities of companies engaged in precious metals-related businesses, since their respective prices may be influenced by different factors. Precious metals, unlike most securities, do not pay income. As with investments in gold, the fund may incur storage and analysis charges in connection with investments in other precious metals. As a result, costs related to precious metals investments may be higher than the costs involved in security investments. At the same time, the international trading markets for precious metals may offer greater liquidity than individual securities, particularly in the case of securities of smaller or less well-known companies. FMR will take these factors into account when allocating the fund's investments between corporate securities and direct investments in precious metals.
 CONCLUSION. The ability to invest in precious metals other than gold will provide the American Gold Portfolio with additional investment opportunities while still maintaining the fund's principal investment focus on gold-related securities and gold bullion and coins, and it will provide consistency with the fund's ability to invest in securities of companies related to other precious metals. The Trustees recommend that shareholders of the American Gold Portfolio vote FOR the proposed fundamental policy changes. If the proposal is not approved, the fund's current fundamental investment policies will remain in effect.
2. TO MODIFY A CERTAIN FUNDAMENTAL    INVESTMENT     POLICY FOR PRECIOUS
METALS AND MINERALS PORTFOLIO.
 Precious Metals and Minerals Portfolio's fundamental investment policies currently require that the fund invest at least 80% of its total assets in securities of companies principally engaged in its industry, and in precious metals. The Trustees propose that certain fundamental policies be modified to change the requirement that 80% of total assets are invested in the fund's principal industry to one stating that the 80% minimum is based on net assets. This proposal, if approved, would standardize the fund's fundamental investment policy to match the similar policy for the other 34 Select stock funds. The effects of the proposal and the specific policy changes proposed are discussed in more detail below.
 CURRENT POLICIES OF THE FUND. The investment objective of the Precious Metals and Minerals Portfolio is capital appreciation. In seeking this objective, under normal conditions, the fund will invest at least 80% of its total assets in (i) securities of companies principally engaged in exploration, mining, processing or dealing in gold, silver, platinum, diamonds, or other precious metals and minerals, and (ii) precious metals.
 PROPOSED FUNDAMENTAL POLICIES. The Trustees propose that the fund's fundamental policies be modified to require that the fund invest at least 80% of its net assets in securities of companies principally engaged in its industry, and in precious metals. If this proposal is approved, the fund will replace its current fundamental policy with the following fundamental policy, which could only be changed by vote of the fund's shareholders:
  Under normal conditions, the fund will invest at least 80% of its net assets in (i) securities of companies principally engaged in exploration, mining, processing, or dealing in gold, silver, platinum, diamonds, or other precious metals and minerals, and (ii) precious metals.
 DISCUSSION. The change from a policy based on total assets to a policy based on net assets is not expected to have a significant impact on the management of the fund and would provide for standardization of the policy for the Select equity funds.
 Current SEC guidelines specify that if a fund's name implies investment in a particular security type or industry, then the fund should have an investment policy that, under normal circumstances, at least 65% of the funds total assets will be invested in the indicated security type or industry. Although the proposed policy would permit the fund to invest more of its assets outside the precious metals industry, both the current and proposed policies are stricter than the SEC guidelines governing such investments.
 CONCLUSION. The Trustees recommend that shareholders of the Precious Metals and Minerals Portfolio vote FOR the proposed fundamental policy change. If the proposal is not approved, the fund's current fundamental investment policies will remain in effect.
OTHER BUSINESS
 The Board knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is intended that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons therein designated.
SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS
 The fund does not hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Secretary of the trust, 82 Devonshire Street, Boston, Massachusetts 02109.
NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES
 Please advise the fund, in care of Fidelity Service Co., P.O. Box 789, Boston, Massachusetts 02102, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.
   SEL-PXS-296     CUSIP #316390780/FUND #041
 CUSIP #316390400/FUND #061

Vote this proxy card TODAY!  Your prompt response will
save    your fund     the expense of additional mailings.
Return the proxy card in the enclosed envelope or mail to:
FIDELITY INVESTMENTS
Proxy Department
P.O. Box 9107
Hingham, MA 02043-9848
PLEASE DETACH AT PERFORATION BEFORE MAILING.
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--------------------
FIDELITY SELECT PORTFOLIOS: AMERICAN GOLD PORTFOLIO
PROXY SOLICITED BY THE TRUSTEES
The undersigned, revoking previous proxies, hereby appoint(s) Edward C. Johnson 3d, Arthur S. Loring, and Thomas R. Williams, or any one or more of them, attorneys, with full power of substitution, to vote all shares of FIDELITY SELECT PORTFOLIOS as indicated above which the undersigned is entitled to vote at the Special Meeting of Shareholders of the fund to be held at the office of the trust at 82 Devonshire St., Boston, MA 02109, on April 17, 1996 at 10:00 a.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.
Date                                        _____________________, 1996
NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.
________________________________________________
________________________________________________
      Signature(s) (Title(s), if applicable)
  PLEASE SIGN, DATE, AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE
041,061HH

Please refer to the Proxy Statement discussion of each of these matters. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.
As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
--------------------------------------------------------------------------
--------------------

   1.       To modifiy certain fundamental investment policies to    FOR [  ]   AGAINST [  ]   ABSTAIN [ ]   1.
            permit American Gold Portfolio to invest up to 20% of
            its assets in precious metals other than gold.




SEL-PXC-296
cusip #316390780  Fund # 041

Vote this proxy card TODAY!  Your prompt response will
save    your fund     the expense of additional mailings.
Return the proxy card in the enclosed envelope or mail to:
FIDELITY INVESTMENTS
Proxy Department
P.O. Box 9107
Hingham, MA 02043-9848
PLEASE DETACH AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------
--------------------
FIDELITY SELECT PORTFOLIOS: PRECIOUS METALS AND MINERALS PORTFOLIO
PROXY SOLICITED BY THE TRUSTEES
The undersigned, revoking previous proxies, hereby appoint(s) Edward C. Johnson 3d, Arthur S. Loring, and Thomas R. Williams, or any one or more of them, attorneys, with full power of substitution, to vote all shares of FIDELITY SELECT PORTFOLIOS as indicated above which the undersigned is entitled to vote at the Special Meeting of Shareholders of the fund to be held at the office of the trust at 82 Devonshire St., Boston, MA 02109, on April 17, 1996 at 10:00 a.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified on the reverse side. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.
Date                                        _____________________, 1996
NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.
________________________________________________
________________________________________________
      Signature(s) (Title(s), if applicable)
  PLEASE SIGN, DATE, AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE
041,061HH

Please refer to the Proxy Statement discussion of each of these matters. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.
As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
--------------------------------------------------------------------------
--------------------

   1.       To modify a certain fundamental investment policy for    FOR [  ]   AGAINST [  ]   ABSTAIN [ ]   1.
            Precious Metals and Minerals Portfolio.




SEL-PXC-296
cusip #316390400  Fund # 061
SELECT AMERICAN GOLD PORTFOLIO
SELECT PRECIOUS METALS AND MINERALS PORTFOLIO
Dear Fellow Shareholder:
I am writing to let you know that a special meeting of American Gold Portfolio and Precious Metals and Minerals Portfolio shareholders will be held in April to vote on important proposals that affect the funds and your investment in them. As a shareholder, you have the opportunity to voice your opinion on these matters. This package contains information about the proposals and the materials to use when voting by mail.
PROPOSAL INFORMATION
A summary of each proposal is contained in the enclosed proxy statement on page 3. Both of the proposals have been carefully reviewed by the Board of Trustees which is responsible for protecting your interests as a shareholder. The Trustees believe these proposals are in the best interest of shareholders and recommend that you vote for each proposal.
HOW TO VOTE
This is an opportunity to voice your opinion on matters that affect your funds. We encourage you to exercise your right as a shareholder and to vote promptly. To cast your vote, simply complete the yellow proxy card(s) enclosed in this package. To save the expense of postage and printing, we have enclosed one proxy card for each account you may have in these funds. Be sure to sign and date the card(s) before mailing it in the postage-paid envelope provided.
IT IS EXTREMELY IMPORTANT TO VOTE PROMPTLY, NO MATTER HOW MANY SHARES YOU OWN. Voting promptly helps reduce costs. If we do not receive enough votes, additional costs are incurred to resolicit shareholders in an attempt to increase voter participation.
If you need assistance prior to submitting your vote, please call us at 1-800-544-8888. Thank you for your participation in this important initiative.
Sincerely,
Edward C. Johnson 3d
President
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